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                                 EXHIBIT 99.01



                   ADELPHIA RETRACTS ERRONEOUS PRESS RELEASE
                         REGARDING ACQUISITION CLOSINGS

Coudersport, PA, October 1, 1999 -- Adelphia Communications Corporation (NASDAQ-
NNM: ADLAC) announced that it was retracting a press release which was issued erroneously the evening of September 30, 1999 at approximately 9:10 P.M. Eastern Time. The incorrect press release was entitled "Adelphia Has 'Arrived' as National Telecommunications Provider." The incorrect press release prematurely reported the closing of its pending acquisitions of Century Communications Corp., FrontierVision Partners, L.P. and Harron Communications Corp. Although these three acquisitions are expected to close early in the quarter ending December 31, 1999, at present none of the three acquisitions has been closed. The Company will release further information on the closing of these acquisitions promptly when available.

Information regarding these three pending acquisitions has been the subject of several other prior Adelphia press releases and filings by Adelphia with the Securities and Exchange Commission. The Company apologizes for any confusion caused by today's erroneous release.

Contact: Timothy J. Rigas, Executive Vice President and Chief Financial Officer of Adelphia, (814) 274-9830.